SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 29, 2007

EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
     Registrant’s telephone number, including area code: (781) 761-7600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	On October 29, 2007, the Compensation Committee of the Board of Directors of EPIX Pharmaceuticals, Inc. (the “Company”) finalized the Company-wide annual performance bonus program for the fiscal year ending December 31, 2007. The bonus program provides for cash incentives to the Company’s employees, including its named executive officers, based upon the achievement of corporate goals and, in some cases, individual performance goals. The bonus program provides for target bonus amounts for the Company’s Chief Executive Officer, President, Chief Financial Officer and Chief Business Officer of 50%, 40%, 30% and 30% of the executive’s annual base salary, respectively. For the Company’s Chief Executive Officer and President, 100% of the target bonus is based on the achievement of the corporate goals. For the Company’s Chief Financial Officer and Chief Business Officer, 80% of the target bonus is based on the achievement of the corporate goals and the remaining 20% is based on the achievement of the executive’s respective individual goals.
The corporate goals approved by the Compensation Committee of the Board of Directors of the Company relate to (1) drug development (constituting 55% of the corporate goals), including development efforts for each of PRX-08066 for treatment of pulmonary hypertension, PRX-00023 for treatment of depression, PRX-03140 for treatment of Alzheimer’s disease, PRX-07034 for treatment of obesity, Alzheimer’s disease and cognitive impairment associated with schizophrenia and Vasovist for use as an imaging agent; (2) discovery (constituting 20% of the corporate goals), including identification of new discovery targets and progression of the existing discovery pipeline; and (3) business (constituting 25% of the corporate goals), including financing efforts, analyst coverage, outlicensing specified programs and continued progression of partnered compounds. If specified corporate goals are achieved, the bonus program provides for target bonus amounts of up to a maximum of 125% of the corporate goals. The individual goals for the Company’s Chief Financial Officer and Chief Business Officer are generally designed to support the corporate goals, including key corporate objectives, such as goals related to strategic planning, and achievement of specific research, clinical, regulatory, operational and financial performance. Under the bonus program, performance goals will be measured at the end of each fiscal year following the release of the Company’s financial reports, and bonus amounts, if any, will be paid within thirty (30) days thereafter, but not later than March 15.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
November 2, 2007	By:	/s/ Kim Cobleigh Drapkin
Kim Cobleigh Drapkin
Chief Financial Officer